Exhibit 99.5

DIGITAL RIVER TO BE ACQUIRED October 23, 2014

DIGITAL RIVER TO BE ACQUIRED Digital River to be acquired by an investor group led by Siris Capital Group The investor group led by Siris will acquire all outstanding shares of DRIV for $26.00 per share in cash, valuing Digital River at approximately $840 million When the official process is complete – which we expect will be in the first quarter of 2015 – Digital River will no longer be a publicly traded company Until the transaction is completed, Digital River will continue to operate as an independent public company and it will be business-as-usual +

OVERVIEW OF SIRIS Siris is a leading private equity firm based in New York Focuses on investments in data/telecommunications, technology and technology-enabled business service companies Specializes in acquiring companies with a mix of mature and growth businesses, often with significant customer concentration Portfolio companies include Pulse Secure (enterprise VPN and NAC), Transaction Network Services (network services for telecom, payments and financial services), Stratus Technologies (fault tolerant servers) and Tekelec (core telecom infrastructure software) 3

TRANSACTION PROCESS AND TIMING Definition: What is a “go shop” period? Digital River may solicit acquisition proposals from other third parties for 45-days There are no assurances that this period will result in any superior proposals The agreement provides Siris with a customary right to match other competing proposals 4 Transaction Closing: The transaction is expected to close in the first quarter of 2015, pending satisfaction of customary closing conditions. Next Steps: For 45 days after the announcement of the agreement with Siris, Digital River will be in a “go-shop” period.

BENEFITS OF BECOMING A PRIVATE COMPANY 5 Speed Value Focus Sharpen our focus so we can more aggressively execute on long-term, high potential global opportunities Accelerate our product and technology transformation to help our clients innovate Deliver more value for our clients, more quickly

WHAT THIS MEANS GOING FORWARD 6 We all must stay focused on executing our strategic and operational objectives: Deliver on our client commitments Ensure our clients have a successful holiday season Continue to drive our product-centric transformation Close the quarter and the year with momentum STRATEGY It’s BUSINESS-AS-USUAL TOP PRIORITY

QUESTIONS 7 If you have questions Ask your department’s senior executive Visit the Answer Zone on The Current Send a question to: questions@digitalriver.com (monitored question line) Watch for an update at the All Employee Meeting on Nov. 6 If you are asked about the acquisition No employees, other than approved corporate spokespeople, should make comments about the acquisition Direct inquires to Gerri Dyrek, gdyrek@digitalriver.com

8 Additional Information and Where to Find It This communication may be deemed to be solicitation material in respect of the proposed acquisition of Digital River. In connection with the proposed merger, Digital River intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, Digital River will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT DIGITAL RIVER WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT DIGITAL RIVER AND THE PROPOSED MERGER. The preliminary proxy statement, the definitive proxy statement and other relevant materials in connection with the proposed merger (when they become available), and any other documents filed by Digital River with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at Digital River’s website, www.digitalriver.com, or by contacting Investor Relations by directing a request to Digital River, Inc., Attention: Investor Relations, 10380 Bren Road West, Minnetonka, MN 55343, or by calling 952-225-3351. Digital River and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Digital River’s stockholders with respect to the proposed merger. Information about Digital River’s directors and executive officers and their ownership of Digital River’s common stock is set forth in the proxy statement for Digital River’s 2014 Annual Meeting of Shareholders, which was filed with the SEC on April 11, 2014. Information regarding the identity of the potential participants, and their direct or indirect interests in the merger, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed merger.